                            STOCK PURCHASE AGREEMENT


          This Stock Purchase Agreement, dated as of this 6th day of October, 1998 (this "Agreement"), is entered into among Sheffield Steel Corporation, a
            ---------
Delaware corporation ("Sheffield"), Brenda Marple of Mannford, Oklahoma ("B.
                       ---------                                          --
Marple"), Dwain Marple of Mannford, Oklahoma ("D. Marple"), Rebecca Stiles of
------                                         ---------
South Merritt Island, Florida ("Stiles"), collectively B. Marple, D. Marple and
                                ------
Stiles being sometimes referred to herein as ("Stockholders" or "Sellers") and
                                               ------------      -------
Wellington Industries, Inc., a Texas corporation ("Company").
                                                   -------

            In consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

1.   Definitions.  Capitalized terms used in this Agreement and not otherwise
     -----------
     defined in this Agreement shall have the following meanings when used in this Agreement:

          1.1.    "Adverse Consequences" means all actions, suits, proceedings,
                   --------------------
hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

          1.2.    "Affiliate" has the meaning set forth in Rule 12b-2 of the
                   ---------
regulations promulgated under the Securities Exchange Act, and includes, without limitation, the Subsidiaries as defined below.

          1.3.    "Affiliated Group" means any affiliated group within the
                   ----------------
meaning of Section 1504 of the Code or any similar group defined under a similar provision of state, local, or foreign law

          1.4.  "Code" means the United States Internal Revenue Code of 1986,
                   ----
as amended.

          1.5.  "Company" means Wellington Industries, Inc., a Texas
                   -------
corporation.

          1.6.  "Confidential Information" means any information concerning
                   ------------------------
the businesses and affairs of the parties or their Affiliates that is not already generally available to the public.

          1.7.  "Employment Agreements" mean the Employment Agreements entered
                   ---------------------
into on even date herewith between the Company and each of D. Marple and Stiles.

          1.8.  "Environmental, Health, and Safety Laws" means the United
                   --------------------------------------
States Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, judgments, orders, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, and including, without limitation, laws and regulations relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes (including asbestos and oil or petroleum) (collectively, "Hazardous Materials") into ambient air, surface water, ground
                -------------------
water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

          1.9.    "Income Tax" means any federal, state, local, or foreign
                   ----------
income tax, including any interest, penalty, or addition thereto, whether disputed or not.

          1.10.   "Intellectual Property" means (a) all inventions (whether
                   ---------------------
patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings. specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

          1.11.   "Material Adverse Effect" means any adverse change in or
                   -----------------------
effect on the business, operations, assets, liabilities, prospects or condition, financial or otherwise, of a party which, when considered either singly or together with all other adverse changes and effects with respect to which such phrase is used in this Agreement, is material to such party.

          1.12. "Ordinary Course of Business" means the ordinary course of
                   ---------------------------
business consistent with past custom and practice.

          1.13.   "Person" means an individual, partnership, corporation,
                   ------
association, trust, joint venture, limited liability company, or a governmental entity (or any department, agency, or political subdivision thereof).

          1.14. "Securities Exchange Act" means the United States Federal
                   -----------------------
Securities Exchange Act of 1934, as amended.

          1.15.   "Stock" means the 80,000 shares of no par value ($1.00 stated
                   -----
value) Class "A" common stock of the Company issued to the Stockholders.

          1.16.   "Tax Return" means any return, declaration, report, claim for
                   ----------
refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          1.17.   "Taxes" means all taxes, charges, fees, levies, tariffs,
                   -----
duties or other similar assessments, including (i) income, gross receipts, gains, surtax, severance, payroll, productions, ad valorem or value added, surtax premium, excise, real property, personal property, windfall profit, sales, use, transfer, duty, licensing, withholding, employment, payroll, estimated and franchise taxes imposed by the United States of America, any state, local, or foreign government, and (ii) any interest, fines, penalties, assessments, or additions, to tax resulting from, attributable to or incurred in connection with any tax or any contest, dispute or refund thereto.

2.   Purchase and Sale.
     -----------------

          2.1.    Effective Date.  Effective on the date of this Agreement,
                  --------------
Sheffield has acquired the Stock from the Stockholders and the Stockholders have sold the Stock to Sheffield.

          2.2.  Purchase Price.
                  --------------

          (i) The total consideration paid by Sheffield to the Stockholders for the Stock is $37.50 per share for a total consideration of $3,000,000

("Purchase Price"). $1,500,000 of the Purchase Price has been paid by wire
----------------
transfer to accounts designated by the Stockholders and the balance of $1,500,000 shall be paid in accordance with the terms of those certain Promissory Notes dated on even date herewith ("Notes") executed by Sheffield in
                                               -----
favor of each of the Stockholders', copies of which are attached hereto, marked SCHEDULES 2.2(I)(1), (I)(2) AND (I)(3). The Notes provide for three equal annual payments of principal with interest thereon at the prime rate as announced by NationsBank of Oklahoma, N.A. from time to time as its prime rate or base rate.

          (ii)  The Purchase Price shall be adjusted ("Stockholder's Equity
                                                       --------------------
Adjustment") based on the difference between the (a) Stockholder's Equity (as
----------
defined below) as of July 31, 1998 (as set forth on SCHEDULE 2.2(II)) and (b) the Stockholder's Equity as of the date hereof. If the Stockholder's Equity Adjustment is negative, then the cash portion of the Purchase Price shall be reduced on a dollar-for-dollar basis by the full amount of the Stockholder's Equity Adjustment. If the Stockholder's Equity Adjustment is positive, then within five business days of such determination the Sheffield shall pay to the Stockholders, pursuant to instructions previously provided to Sheffield by the Stockholders, an amount equal to such positive amount.

          (iii) As promptly as possible, but in any event within sixty days after the date hereof, Sheffield will deliver to the Stockholders a schedule setting forth the calculation of the Stockholder's Equity Adjustment

("Adjustment Schedule"), together with the written report of KPMG Peat Marwick
---------------------
LLP, its independent certified public accountants, stating that, in their opinion, such schedule fairly states the Stockholder's Equity Adjustment in accordance with the provisions of this Agreement. The Stockholders and Heatherington & Fields, the Stockholders' independent certified public accountants, shall have the right to observe and comment upon the preparation of such schedule. Within sixty days after delivery of the Adjustment Schedule, the Stockholders may notify Sheffield in writing that such schedule does not, in the opinion of Heatherington & Fields, fairly state the Stockholder's Equity Adjustment in accordance with the provisions of this Agreement. In the event that the Stockholders and Sheffield are unable to resolve any dispute so raised within twenty days after delivery of the objections to the Adjustment Schedule, they shall appoint a "big six" accounting firm acceptable to all of them, whose expenses will be shared one-half by the Stockholders and one-half by Sheffield. The third firm shall determine whether the Adjustment Schedule fairly states, in accordance with the provisions of this Agreement. The determination of such Stockholder's Equity Adjustment by such third firm shall be conclusive and binding on all the parties hereto.

          (iv) Within five business days after delivery of the report by such third firm or the settlement of any dispute, or within thirty days following delivery of the Adjustment Schedule if no dispute exists, payment shall be made of the amount necessary to reflect the Stockholder's Equity Adjustment, provided however, if the adjustment results in amounts being due to the Stockholders, then such amount shall be paid on the same day as the next installment is due under the Notes and provided further, if the adjustment results in funds being due to Sheffield, then such amount shall be deducted from the next maturing installment(s) on the Notes.

          (v) For purposes of calculating the Stockholder's Equity Adjustment, the term "Stockholder's Equity" shall mean, as of any date, the stockholder's equity in the Company as of such date, calculated in accordance with GAAP (as defined below) and on a basis consistent with the preparation of SCHEDULE 2.2(II).

          2.3.    Contingent Incentive Purchase Price Consideration.   The
                  -------------------------------------------------
Stockholders are collectively entitled to receive an amount equal to 15% of the Operating Profit (as defined below) of the Company ("Incentive Consideration")
                                                     -----------------------
for the period commencing November 1, 1998 and ending on October 31, 1999

("Incentive Period").  The Operating Profit is defined herein as the Company's
------------------
profit before Taxes, depreciation and interest expense, applying GAAP thereto, provided however, an interest charge equal to 10% of any investment in equipment to increase the production capacity of the Company made during the applicable Incentive Period shall be deducted from Operating Profit before the 15% incentive multiplier is applied. Additional Incentive Consideration shall be computed and paid on the same basis for the year commencing November 1, 1999 and ending October 31, 2000 and the year commencing November 1, 2000 and ending October 31, 2001. Computation of the Incentive Consideration shall be made by Sheffield. The Incentive Consideration shall be distributed in accordance with the Stockholders' stock interest in the Company immediately preceding the closing of the transactions described in this Agreement and shall be paid within 90 days following the close of each of the three applicable Incentive Periods. Sheffield agrees that the transfer pricing used to determine the price of products sold to Wellington by Sheffield for purposes of calculating the operating profit of Wellington during the Incentive Periods shall not exceed 61.2% of the total average net price of Wellington's AREA railroad spikes.

          2.4.    Excluded Liabilities.  Regardless of any disclosure to
                  --------------------
Sheffield herein or in any attachment hereto, Sheffield shall not assume or be responsible for any liabilities of any of the Companies (as defined herein below) other than the liabilities of the Company stated on the Most Recent Financial Statements (as defined below) and liabilities incurred by the Company in the Ordinary Course of Business from the date of the Most Recent Financial Statements to the date hereof and included in the Adjustment Schedule (as defined below) ("Excluded Liabilities") and Sellers jointly and severally agree
                 --------------------
to satisfy and discharge all Excluded Liabilities, including, without limitation, all liabilities, obligations or commitments, known or unknown, direct or indirect, relating to or arising out of (i) the operation of any of the Companies' businesses prior to the date hereof, (ii) the ownership any of the Companies' assets prior to the date hereof, or (iii) any Excluded Liability relating to any event involving any of the Companies for any period of time occurring at or prior to the date hereof.

3.   Representations and Warranties of the Stockholders and the Company.  The
     -------------------------------------------------------------------
     Stockholders and the Company jointly and severally represent and warrant to Sheffield as follows (provided however, any exceptions thereto are set out in the attached ("Disclosure Schedule"). The Disclosure Schedule is
                       -------------------
     arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this SECTION 3.

            3.1.  Title.
                  -----

          (i) B. Marple owns 40,000 shares of the Company's Class "A" common stock which represents 50% of the issued and outstanding shares of the Company.
D. Marple owns 20,000 shares of the Company's Class "A" common stock which represents 25% of the issued and outstanding shares of the Company. Stiles owns 20,000 shares of the Company's Class "A" common stock which represents 25% of the issued and outstanding shares of the Company. Collectively the Stockholders hold of record and own beneficially all of the Stock, which represents 100% of the issued and outstanding shares in the Company, free and clear of any liens, encumbrances, or restrictions. The Stockholders are not parties to any option, warrant, purchase right, or other contract or commitment that could require any Stockholder to sell, transfer, or otherwise dispose of any of any of the Stock other than pursuant to this Agreement and the Stockholders are not parties to any voting trust, proxy, or other agreement or understanding with respect to any of the Stock.

          (ii) The Company previously owned 100% of the issued and outstanding shares of Southwestern Rail Products, Inc., an Oklahoma corporation (inactive since 1980), Arrowhead Products, Inc., an Oklahoma corporation (inactive since
1988), Monarch Castings Corporation, a Texas corporation (the assets of which have all been sold), and Total Packaging Corporation, a Colorado corporation, (inactive since 1988), (collectively the "Subsidiaries"), free and clear of all
                                          ------------
liens, encumbrances or restrictions. The Stockholders now own all of the issued and outstanding shares of each of the Subsidiaries (collectively the "Subsidiary
                                                                      ----------
Stock").  Immediately preceding the execution and delivery of this Agreement,
-----
the Stockholders purchased 100% of the Subsidiary Stock from the Company on terms deemed mutually acceptable to the Company and the Stockholders. Accordingly, all of the interest of the Company in each of the Subsidiaries has been transferred to the Stockholders proportionate to the percentage stock ownership of each Stockholder in the Company immediately preceding the date of this Agreement. The Subsidiaries have no assets and no liabilities, known or unknown. Neither the Company, nor the Stockholders have any obligation owed to any prior stockholder, director, officer, employee, stockholder, vendor, customer or supplier of any of the Subsidiaries. The Company has no liability to the purchasers of the assets of Monarch Castings. The Company, together with all of the Subsidiaries, are sometimes collectively referred to herein as the "Companies".
----------

          3.2.    Organization, Qualification, and Corporate Power.  The Company
                  ------------------------------------------------
is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required or appropriate. The Company has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Directors of the Company are the Stockholders. The officers of the Company are as follows: Dwain Marple, President, Brenda Marple, Secretary/Treasurer, and Rebecca Stiles, Vice President. The officers and directors of each of the Subsidiaries is the same as the Company. The Subsidiaries were duly organized and were validly existing but may no longer be in good standing in the state of their incorporation.

          3.3.    Authorization of Transaction.  The Stockholders and the
                  ----------------------------
Company have full power and authority to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Stockholders and the Company, enforceable in accordance with its terms and conditions. Neither any of the Stockholders, nor the Company, need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement that has not been obtained prior to the date hereof.

          3.4.    Capitalization.  As of the date hereof, the entire authorized
                  --------------
capital stock of the Company consists of (i) 1,000,000 shares of Class "A" (no par but $1.00 stated value) common stock, of which 80,000 shares are issued and outstanding and 20,000 are retained as treasury shares, and (ii) 3,000,000 shares of Class "B" (no par value) Non-Voting Common Stock of which none are issued or outstanding. The Company is not, and has never been, an "S" corporation as defined by the Code. All of the Stock has been duly authorized, is validly issued, fully paid, and nonassessable, and is held of record by the Stockholders. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Companies to issue, sell, or otherwise cause to become outstanding any of their authorized and unissued stock. The Subsidiary Stock is validly issued, fully paid, nonassessable, and is held of record solely by the Stockholders.

          3.5.    Noncontravention.  Neither the execution and the delivery of
                  ----------------
this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company or any of the Stockholders is subject or any provision of the charter or bylaws of the Company, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company or any of the Stockholders is a party or by which any of them is bound.

          3.6.    Title to Assets.  The Company has good and marketable title
                  ---------------
to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Financial Statements (as defined below) or acquired after the date thereof in the Ordinary Course of Business, free and clear of all liens, claims or obligations to any third party, except for properties and assets disposed of in the Ordinary Course of Business after the date of the Most Recent Financial Statements up to the date hereof.

          3.7.    Brokers' Fees.  Neither the Stockholder nor the Company has
                  -------------
any liability or obligation to pay any fees or commissions to any broker or agent with respect to the transactions contemplated by this Agreement.

          3.8.    Financial Statements.  The following financial statements
                  --------------------
respecting the Company are attached to SECTION 3.8 of the Disclosure Statement (collectively the "Financial Statements"):
                   --------------------

          (i) reviewed (unaudited) Consolidated and Consolidating Balance Sheet, Statement of Income and Retained Earnings and Statement of Cash Flows of the Company for the fiscal year ended July 31, 1997 prepared by Heatherington & Fields, Certified Public Accountants ("Most Recent Reviewed Financial
                                       ------------------------------
Statements"); and

          (ii) internally prepared consolidated and consolidating financial statements for the period ended July 31, 1998, ("Most Recent Financial
                                                 ---------------------
Statements").
----------

The Financial Statements (i) were prepared from the books and records of the Company, which books and records are complete and correct in all respects and accurately reflect all transactions of the Company, (ii) have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered thereby ("GAAP"), and (iii) present fairly the financial condition of the Company as of such dates and the results of operations and cash flow of the Company for such periods. The Financial Statements reflect reserves appropriate and adequate for all known liabilities and anticipated losses of the Company.

          3.9.    Events Subsequent to Most Recent Reviewed Financial
                  ---------------------------------------------------
Statements. Since the Most Recent Financial Statements, there has not been any change in the business, financial condition, operations, results of operations, or future prospects of the Companies. Since the Most Recent Financial Statements, the Company has operated only in the Ordinary Course of Business.

          3.10.   Undisclosed Liabilities.  As of the date hereof, the Company
                  -----------------------
has no outstanding indebtedness and no liability (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due), except for (i) liabilities set forth on the face of the Most Recent Financial Statements (exclusive of the Notes attached thereto) and (ii) liabilities which have arisen after the Most Recent Financial Statements in the Ordinary Course of Business up to the date hereof which liabilities will be included in the Adjustment Schedule.

          3.11.   Transactions with Affiliates.  No Affiliate of the Company (or
                  ----------------------------
any family member thereof) is an officer, director, employee, consultant, competitor, customer, distributor, supplier or vendor of, or is a party to any contractual obligation with, the Company. There is no Intellectual Property, franchises, know-how, proprietary or confidential knowledge that any such Affiliate owns, is licensed or otherwise has the right to use which are used or useful in, or necessary to the conduct of the business of the Company. The Company owes no compensation or other obligation to any of the Stockholders or any Affiliate thereof and no loans exist between any of the Stockholders or their Affiliates and the Company except the loan owed by Rebecca Stiles to the Company of $10,000.

          3.12.   Accounts; Funds, etc.   SECTION 3.12 to the Disclosure
                  ---------------------
Schedule identifies each bank account or similar account for the deposit of cash or securities maintained by or on behalf of any of the Companies, indicating the name and address of the bank or other financial institution, the account name and number and the individuals with signing authority with respect to each account.

          3.13.   Legal Compliance.  The Company has complied with all
                  ----------------
applicable laws (including rules, regulations, codes, plans, judgments, orders, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure to so comply.

          3.14.   Tax Matters.  All Tax Returns required to be filed by or on
                  -----------
behalf of each of the Companies has been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all amounts shown as owing thereon have been paid, and all such filed Tax Returns are accurate and complete in all material respects. All Taxes which have become due or payable or required to be collected by any of the Companies (including all required estimated Tax payments and all Taxes required to be withheld) on or before the date hereof and all interest and penalties thereon, whether disputed or not, and whether or not shown on any Tax Return have been paid in full. The Companies have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The Companies are not liable for the payment of any Taxes and Sheffield shall have no liability for any Taxes related to the ownership of the Stock or the operation of any of the Companies businesses prior to the date hereof in excess of the reserves therefore set forth on the Adjustment Schedule. The Company has delivered to Sheffield true and complete copies of the Company's federal and state income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company for its three prior fiscal periods. The Company has not taken or failed to take any action which could create any tax lien on any of the shares of its capital stock. No Tax liabilities, disallowances, or assessments have been assessed or proposed which remain unpaid and no fact or state of facts exists or has existed which would constitute the grounds for the assessment of any Tax liability other than so reflected and provided for. No examination of the Tax Returns of the Company are currently in progress or threatened. The Companies have not given any waiver of extension of any period of limitation governing the time of assessment or collection of any Tax for any year which is still open for assessment or remains in effect. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. The Company has not executed or entered into any closing agreement under Section 7121 of the Code (or any similar provision of state, local or foreign law) nor have agreed to make any adjustment to its income or deductions pursuant to Section 481(a) of the Code (or similar provision of state, local or foreign law), in either case that could affect its tax liability after the date hereof in any respect. The Company has no liability for the Taxes of any person under Treasury Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          3.15.   Real Property.  SECTION 3.15 to the Disclosure Schedule lists
                  -------------
and describes all real property currently leased or subleased by the Company

("Leased Real Property").  The Companies are not now, and never have been, the
----------------------
lessor, lessee, sublessor or sublessee of any real property lease except for the lease ("Lease") a copy of which is attached to SECTION 3.15 to the Disclosure
        -----
Statement. The Companies do not own, and have never owned any interest in any real property except as disclosed in SECTION 3.15 to the Disclosure Schedule. The lease is legal, valid, binding, enforceable, and in full force and effect in all respects. The Company and the landlord thereof ("Landlord") is not in
                                                      --------
breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder. The Company has not assigned or encumbered any interest in the Lease. All facilities leased thereunder have received all approvals of governmental authorities (including all licenses and permits) required in connection with the construction and present use and operation thereof as well as the lawful occupancy of such facilities, and such facilities have been operated and maintained in accordance therewith and with all applicable laws, rules, and regulations, and all licenses, permits and approvals, including certificates of occupancy, shall continue in full force and effect after giving effect to the transactions contemplated by this Agreement. None of the facilities leased thereunder are in need of any repair necessary to conduct the business of the Company as currently conducted. There are no pending or threatened condemnation proceedings, lawsuits, or administrative actions relating to the Leased Real Property or other matters affecting the current use, occupancy, or value thereof. There are no parties other than the Company in possession of the Leased Real Property. All real property previously owned or leased by any of the Companies, or their predecessors, were owned, leased, operated and/or maintained in accordance with all applicable laws, rules and regulations, including, without limitation, all Environmental, Health and Safety Laws.

          3.16.   Intellectual Property.  SECTION 3.16 to the Disclosure
                  ---------------------
Schedule lists all Intellectual Property owned, used, possessed, licensed, or controlled by the Company and each item of Intellectual Property that any third party owns that the Company uses pursuant to an agreement or permission from a third party. The Company has not infringed upon or violated any Intellectual Property rights of third parties, and the Stockholders, directors and officers of the Company have never received any claim or notice alleging any infringement or violation of any Intellectual Property rights of any third party. No third party has infringed upon or violated any Intellectual Property rights of the Company. Each document listed in SECTION 3.16 to the Disclosure Schedule is legal, valid, binding, enforceable, and in full force and effect and neither the Company, nor any other party to each such document, is in breach or default of any term therein.

          3.17.   Contracts.  SECTION 3.17 to the Disclosure Schedule lists all
                  ---------
written and verbal agreements to which the Company is a party or by which it is bound except for purchase orders, invoices and bids in the Ordinary Course of Business which, in each instance, does not exceed $10,000 in value. The Stockholders have delivered, or made available to Sheffield a complete copy of each such agreement. With respect to each such agreement: (a) the agreement is legal, valid, binding, enforceable, and in full force and effect, and (b) the Company, nor any other party, is in breach or default thereof. The Subsidiaries are not a party to or bound by any contract or agreement, written or verbal, of any kind.

          3.18.   Notes and Accounts Receivable.  All notes and accounts
                  -----------------------------
receivable of the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts. SECTION 3.18 to the Disclosure Schedule contains a listing of the accounts receivable of the Company as of the close of business the next business day preceding the date hereof and sets for the aging of the same.

          3.19.   Insurance.  SECTION 3.19 to the Disclosure Schedule describes
                  ---------
each insurance policy with respect to which the Company is a party, a named insured, or otherwise the beneficiary of coverage. Copies of each policy have been provided by the Stockholders to Sheffield. With respect to each such insurance policy: (a) the policy is legal, binding, enforceable, and in full force and effect in all respects and is in an amount and scope (customary for persons engaged in business and having assets similar to those of the Company, and (b) neither the Company, nor any other party to each policy, is in breach or default therein. All existing term life insurance policies covering any of the Stockholders shall be transferred by the Company to the applicable Stockholder promptly following the date hereof.

          3.20.   Litigation.  Except as set forth in SECTION 3.20 to the
                  ----------
Disclosure Schedule, neither the Company, nor any of the Stockholders (i) is subject to any outstanding injunction, judgment, or order, or (ii) is a party, or threatened to be made a party, to any suit, proceedings, hearing, or investigation before any court or administrative body of any federal, state, local, or foreign jurisdiction or before any arbitrator.

          3.21.   Product Warranty.  All of the goods and services provided by
                  ----------------
the Company are subject to the standard terms and conditions of sale (including warranty obligations) set forth in SECTION 3.21 to the Disclosure Schedule and have conformed in all respects with all applicable contractual commitments and all express and implied warranties relating thereto. The Company has no liability whether known or unknown, asserted or unasserted, for replacement or repair of goods serviced by the Company prior to the date hereof or other damages in connection therewith. All actual costs incurred by the Sheffield or the Company after the date hereof (including reasonable overhead) for performing any warranty services or providing any credits or re-work on goods sold by the Company prior to the date hereof shall reimbursed by the Stockholders to the Company or to Sheffield, provided however this shall not apply to costs incurred for services product warranty services provided by Sheffield that are not required by applicable commercial code law unless such warranty obligation was expressly provided by the Company to its customer prior to the date hereof.

          3.22.   Product Liability.  The Company has no liability (whether
                  -----------------
known or unknown, asserted or unasserted, absolute or contingent and whether due or to become due) arising out of any injury to individuals or damage to property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by, or out of or related to any service provided by, the Company up to the date hereof.

          3.23.   Employees.  To the best of the Stockholders' knowledge, no
                  ---------
executive, key employee, or significant group of employees plan to terminate employment with the Company during the next six months. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or grievance, claim of unfair labor practices, or other collective bargaining dispute within the past five years. The Company has never committed any unfair labor practice. No organizational effort is presently being made or threatened by any labor union or organization. The Company has no written employment or compensation agreements with any of its employees and currently owes no bonuses or compensation to its employees except accrued wages in the Ordinary Course of Business and accrued and unused vacation for 1998.

            3.24.   Employee Benefits.
                    -----------------

          (i) SECTION 3.24 to the Disclosure Schedule lists each employee benefit plan that the Company maintains, contributes to, or has any actual or contingent liability toward as defined by the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any other plan, agreement or
                                   -----
arrangement providing any employee, dependent or beneficiary with any fringe benefits or incentive compensation (collectively the "Employee Benefit Plans").
                                                      ----------------------
Since the acquisition of the Company's interest in each Subsidiary, each such Subsidiary has not maintained, operated, or participated in any Employee Benefit Plan of any type. The Company also maintains and administers a Medical Reimbursement Health and Dental Plan ("Medical Reimbursement Plan") for its
                                       --------------------------
officers which shall continue to be operated by the Company following the date hereof for so long as any of the Stockholders remain employed by the Company.

          (ii) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) is (and always has been) in compliance with the applicable requirements of ERISA, the Code, and other applicable laws. The Company and the administrators or trustees of each Employee Benefit Plan have never committed a "prohibited transaction" or "prohibited act" as provided by ERISA in connection with any such Employee Benefit Plan.

          (iii) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions, if applicable) have been filed or distributed as required by law. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code have been met in all respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan as defined by ERISA.

          (iv) All contributions (including all employer contributions and employee salary reduction contributions, if applicable) which are due have been paid to each such Employee Benefit Plan and all contributions for any period ending on or before the date hereof which are not yet due have been paid to each such Employee Benefit Plan or are reflected on the Most Recent Financial Statements.

          (v) Each such Employee Benefit Plan which is intended to be a "qualified plan" under Section 401(a) of the Code and has received, within the last two years, a favorable determination letter from the Internal Revenue Service.

          (vi) The Stockholders have delivered to Sheffield correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (vii) No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened.

          (viii) The Company has not contributed to or has ever been required to contribute to or has any actual or contingent liability with respect to any Employee Benefit Plan subject to Title IV of ERISA.

          (ix) The Company does not maintain and never has maintained or contributed, ever has contributed, or ever has been required to contribute to any Employee Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Section 4980B of the Code).

          (x)    The Exec-U-Care Medical Reimbursement Plan ("MR Plan") is a
                                                              -------
fully insured plan and the administration and handling of the MR Plan complies with all laws, rules and regulations of the federal government, the Internal Revenue Service and state laws governing such plans.

          3.25. Environment, Health, and Safety.
                -------------------------------

          (i) The Company (and its predecessors in interest and previously owned subsidiaries), (a) are and have been in compliance with all Environmental, Health, and Safety Laws in all respects (and no suit, hearing, investigation, claim, or notice has been commenced alleging any such failure to comply), and
(b) have obtained and are and have been in substantial compliance with all of the terms of all permits, licenses, and other authorizations which are required under the Environmental, Health, and Safety Laws for the continued conduct of business of the Company (and its predecessors in interest and previously owned subsidiaries) as now conducted and which have been historically required under the Environmental, Health and Safety Laws for the prior conduct of each of the Companies' businesses.

          (ii) The Company (and its predecessors in interest and previously owned subsidiaries) (a) have no liability (whether known or unknown, asserted or unasserted, absolute or contingent and whether due or to become due) with regard to any violation of any Environmental, Health and Safety Law, (b) have handled or disposed of all substances and arranged for the disposal of all substances whether at an on-site or off-site location in compliance with all Environmental, Health and Safety Laws, (c) have not exposed any employee or other individual to any substance or condition in violation of any Environmental, Health or Safety Law, (d) have not owned or operated (now or in the past) any property at which the presence, disposal or release of any Hazardous Materials in violation of the Environmental, Health and Safety Laws has occurred, or that could give rise to any liability, for damage to any site, for any illness of or personal injury to any employee or other individual, or for any other reason under any Environmental, Health, and Safety Law.

          (iii) The Company has provided Sheffield with all environmental audits, inspections, assessments, investigations or similar reports in the Company's possession or of which the Company is aware relating to the real property or business or to compliance or noncompliance by each of the Companies with all Environmental, Health and Safety Laws and such information is summarized on SECTION 3.25 to the Disclosure Schedule.

          3.26.   Inventory.  All of the Company's inventory reflected in the
                  ---------
Financial Statements or thereafter acquired (and not subsequently sold in the Ordinary Course of Business) consist of items of a quality and quantity usable or saleable in the Ordinary Course of the Company's Business as first quality goods at prices at least equal to the amounts reflected in the Financial Statements, or, with respect to after-acquired inventory, at least equal to the cost thereof plus markups consistent with past practice. Each item of such inventory is valued in the Financial Statements at the lower of cost or market in accordance with GAAP. The current level of inventories are at normal and adequate levels for the continuation of the Business in the Ordinary Course and consistent with the Company's past practices. All work-in-progress can be completed for sale in the Ordinary Course of Business in accordance with the usual standards and practices of the Company. The Financial Statements reflect adequate reserves for excess and obsolete inventories consistent with GAAP and consistent with the Company's past practices.

          3.27.   Certain Practices.  Neither the Company, nor any of the
                  -----------------
officers or employees of the Company has, directly or indirectly, given or agreed to give any significant rebate, gift or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) which (i) could subject the Company or Sheffield to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (ii) if not continued in the future, could have a Material Adverse Effect on the Company or its business.

          3.28.   Licenses and Permits.  SECTION 3.28 to the Disclosure
                  --------------------
Statement contains a complete and accurate list and description of all licenses and permits that are held by the Company or are necessary or appropriate for the operation of the Company's business or the use of its assets and facilities ("Permits"). No other permits or licenses are required in connection with the operation of the business. The Company has complied with all conditions and requirements imposed by the Permits and the Company has not received any notice of, and has no reason to believe, that any appropriate authority intends to cancel or terminate any of the Permits or that valid grounds for such cancellation or termination exist. The Company owns or has the right to use the Permits in accordance with the terms thereof without any conflict or alleged conflict or infringement with the rights of others and subject to no Claim, and each Permit is valid and in full force and effect, and will not be terminated or adversely affected by the transactions contemplated hereby.

          3.29.   Tangible Owned Properties.  SECTION 3.29 to the Disclosure
                  -------------------------
Statement contains a true and complete list of all tangible personal property and leasehold improvements owned by or leased to the Company (the "Tangible Personal Property"). Except as shown on SECTION 3.29 to the Disclosure Statement, the Company has good and marketable title free and clear of all Claims to the Tangible Personal Property listed as owned by the Company. With respect to Tangible Personal Property leased by the Company as lessee, all leases, conditional sale contracts, franchises or licenses pursuant to which the Company may hold or use (or permit others to hold or use) such Tangible Personal Property are valid and in full force and effect, and there is not under any of such existing default or event of default or event which with notice or lapse of time or both would constitute such a default. The Company's possession and use of such property has not been disturbed and no claim has been asserted against the Company adverse to its rights in such leasehold interests. All Tangible Personal Property ia adequate and usable for the purposes for which it is currently used and has been properly maintained and repaired and each item of Tangible Personal Property, whether owned or leased, is in good operating condition and repair and has been property maintained. All of the Company's machinery and equipment owned, leased, or used by the Company in connection with the performance of its business is included in SECTION 3.29 to the Disclosure Statement and all such machinery and equipment is in good working and operating condition and state of repair as of the date hereof.

          3.30.   Hart-Scott-Rodino Compliance.  The Company does not possess in
                  ----------------------------
excess of $10,000,000 in net assets nor has the Company incurred sales of products and services in excess of $10,000,000 during the last twelve months; thus, this transaction does not require any filing under the provisions of the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          3.31.   Interim Changes.  Between July 31, 1998 and the date hereof
                  ---------------
(a) the Company has maintained its assets, properties and business in substantially the same manner as prior to July 31, 1998, (b) no transactions have occurred involving the Company or its assets or business that are not within the Ordinary Course of Business, (c) the Company has not incurred any debt under its secured credit facilities or any other secured debt, (d) the Company has not incurred any debt other than trade debt in the Ordinary Course of Business, (d) no transactions have occurred with respect to the capital or stock of the Company including, without limitation, dividends, redemptions, re-capitalizations, and (e) the Components of the Company's net working capital (as defined below), and the amount of each Component, has not changed from July 31, 1998 except as a result of operations in the Ordinary Course of Business. For purposes of this SECTION 3.30, the ("Components") of the Company's net working
                                     ----------
capital are (a) current assets, cash, accounts receivable, inventories, prepaid expenses and deferred income taxes, and (b) current liabilities, accounts payable and accrued liabilities.

          3.32.   ESOP Termination.  The Company previously adopted and
                  ----------------
maintained an Employee Stock Ownership Plan ("ESOP Plan") in compliance with all
                                              ---------
laws, rules and regulations relating thereto; however, in 1992, the Company terminated the ESOP Plan, re-purchased all of the Company stock that had been issued to the ESOP Plan participants, and received a favorable termination letter for the ESOP Plan from the Internal Revenue Service. The Company has no obligation or liability relating to the creation, maintenance, operation or termination of the ESOP Plan to any person, employee, or governmental entity or authority.

4.   Representations and Warranties of Sheffield.  Sheffield represents and
     -------------------------------------------
     warrants to the Stockholders as follows:

          4.1.    Organization of Sheffield.  Sheffield is a corporation duly
                  -------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware.

          4.2.    Authorization of Transaction.  Sheffield has full power and
                  ----------------------------
authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Sheffield, enforceable in accordance with its terms and conditions. Sheffield need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          4.3.    Noncontravention.  Neither the execution and the delivery of
                  ----------------
this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Sheffield is subject or any provision of the charter or bylaws of Sheffield, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Sheffield is a party or by which it is bound.

          4.4.    Brokers' Fees.  Sheffield has no liability or obligation to
                  -------------
pay any fees or commissions to any broker or agent with respect to the transactions contemplated by this Agreement.

5.   Covenants.  Sheffield, the Company and the Stockholders covenant and agree
     ---------
     with one another as follows:

          5.1.    Transaction Costs.  The Stockholders shall pay all financial,
                  -----------------
advisory, brokerage, legal, accounting and other fees and expenses incurred by the Stockholders, the Company or any of their Affiliates in connection with the transactions contemplated by this Agreement. Sheffield shall bear all financial, advisory, legal, accounting and other fees and expenses incurred by Sheffield in connection with the transactions contemplated by this Agreement.

          5.2.    Sales Taxes.  The Stockholders shall be solely liable for any
                  -----------
sales taxes due to the State of Oklahoma, if any, resulting from the transactions described in this Agreement.

          5.3.    Continuing Assistance.  If any time after the date hereof any
                  ---------------------
further action is necessary to carry out the purposes of this Agreement, each of the parties agree to take such further action as the other parties may reasonably request, all at the sole cost and expense of the requesting party(s) unless the requesting party(s) is entitled to indemnification therefor under applicable provisions of this Agreement. The Company and the Stockholder each acknowledge and agree that after the date hereof, the Company and Sheffield will be entitled to possession of all documents, books, records, tax records, agreements, and financial data relating to the Company. Sheffield agrees that it shall cause the Company to maintain such records for a period of at least 5 years following the date hereof and shall allow the Stockholders access to such records during such 5 years if the Stockholders need access for legitimate purposes such as in connection with tax reviews or similar occurrences.

          5.4.    Confidentiality.   From and after the date hereof the Company
                  ---------------
and each of the Stockholders agree not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of Sheffield or the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of Sheffield, the Company and the Business (whether such confidential information relates to the operation of the Company's business before or after the date hereof), including any trade or business secrets with respect to the business and any technical or business materials that are confidential or proprietary, including without limitation information (whether in written, oral or machine-readable form) concerning: general business operations; methods of doing business; customer and supplier relations; advertising and promotion plans; financial information including costs, profits and sales; pricing and marketing strategies; names of suppliers, personnel and customers (including customer lists); software programs, however embodied; and information obtained by or given to the Stockholders about or belonging to third parties (collectively, the "Confidential Information"). The term "Confidential Information" does not include information that is at the time of disclosure or later becomes generally known to the public or within the industry or segment of the industry to which such information relates without violation by the Stockholders of any obligations hereunder and not through any action by an affiliates, employees, advisors, or agents of a Stockholder which if committed by Stockholders would have constituted a violation by the Stockholders of any obligation hereunder.

          5.5.    Noncompete/Nonsolicitation.  For a period of three years from
                  --------------------------
and after the date hereof, B. Marple will not (i) engage directly or indirectly in any business that the Company conducts as of the date hereof within the State of Oklahoma, or (ii) knowingly hire or attempt to hire any employee of the Company, knowingly assist in such hiring by any person, encourage any such employee to terminate his or her relationship with the Company, or solicit or encourage any customer or vendor of the Company to terminate its relationship with the Company, or, in the case of a customer, to conduct with any person or entity any business or activity which such customer conducts or could conduct with the Company. If the final judgment of a court of competent jurisdiction determines that any term of this SECTION 5.5 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. The obligation of B. Marple not to compete as herein recited shall automatically terminate if Sheffield defaults on its obligations under the Note following any applicable cure period and if B. Marple obtains a court ordered judgment against Sheffield with respect to such default.

          5.6.    Tax Returns.  The following provisions shall govern the
                  -----------
allocation of responsibility as between Sheffield and the Stockholders for certain Tax matters following the date hereof.

          (i) Tax Periods Ending on or Before July 31, 1998.  The Stockholders
              ---------------------------------------------
shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to July 31, 1998.
The Stockholders shall permit Sheffield to review and comment on each such Tax Return prior to filing. Each of the Stockholders agree to jointly and severally be responsible for, and shall pay or cause to be paid, and shall indemnify, defend and hold harmless Sheffield from and against the entirety of any damages Sheffield may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of the Company, and the Stockholders shall reimburse Sheffield for Taxes of the Company within fifteen days after payment by Sheffield or the Company for any and all Taxes of any of the Company with respect to any tax year or portion thereof ending on or before the date hereof (or for any tax year beginning before and ending after the date hereof) to the extent allocable (determined in a manner consistent with SECTION 5.6(II) to the portion of such period beginning before and ending on the date hereof, to the extent such Taxes are not reflected in the reserve for tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and tax income) shown on the face of the Financial Statements (rather than in any notes thereto), as such reserve is adjusted for the passage of time through the date hereof in accordance with the past custom and practice of the Company in filing its Tax Returns.

          (ii) Tax Periods Beginning Before and Ending After July 31, 1998.
               -----------------------------------------------------------
Sheffield shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for tax periods which begin after July 31, 1998 and end after the date hereof. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the date hereof, the portion of such Tax which relates to the portion of such taxable period ending on the date hereof shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the date hereof and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant taxable period ended on the date hereof. Any credits relating to a taxable period that begins before and ends after the date hereof shall be taken into account as though the relevant taxable period ended on the date hereof. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practices of the Company. The Company has made an application for 1995 tax credits to the State of Oklahoma respecting the recapture of certain sales taxes which, if successful, would result in the credit of approximately $3,200. Since these credits have been historically accrued by the Company, then such credits shall remain the property of the Company following the date hereof and the Stockholders shall have no right thereto. If the Company secures similar tax credits after the date hereof for tax years 1996 and 1997 before the three year statute of limitations expires with respect thereto, then the Company shall deliver such credits to the Stockholders promptly following receipt thereof, less the actual costs incurred by the Company to obtain said credits. Such payment to the Stockholders, if any, shall be deemed additional purchase price consideration for the Stock.

          (iii)  Adjustment For Any Tax Accruals Prior to Closing.  Sheffield
                 ------------------------------------------------
shall provide to each of the Stockholders one copy of (i) any refund or application for any credit applicable to Tax amounts accrued by the Company prior to the date hereof and attributable to the carryback or carryforward of any net operating loss of the Company, or (ii) any documentation evidencing a deficiency in Tax amounts accrued by the Company prior to the date hereof. Any such refund or credit derived by, or deficiency realized by, Sheffield from a Tax return filed after the date hereof shall constitute a Net Worth Adjustment which shall be accounted for as provided in SECTION 2.2 hereof.

          (iv)  Certain Taxes.  All transfer, documentary, sales, use, stamp,
                -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Stockholders when due, and the Stockholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Sheffield will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

          5.7.    Employment Agreements. The parties acknowledge that
                  ---------------------
immediately following the closing of the transactions described in this Agreement, the Company entered into written employment agreements wherein the

Company engaged the services of D. Marple and Stiles for a term of three years pursuant to the provisions contained in said Employment Agreements which provisions are incorporated herein by reference.

6.   Survival of Provisions.  All of the representations, warranties and
     ----------------------
     covenants of the parties to this Agreement shall survive the execution hereof and shall continue in full force and effect following the completion of the transactions described in this Agreement.

7.   Indemnification.  The parties agree to indemnification as follows:
     ---------------

          7.1.    Indemnification by Stockholders.  Each of the Stockholders
                  -------------------------------
jointly and severally (each in his or her individual capacity and on behalf of his or her heirs, successors and permitted assigns, as an indemnifying party, an "Indemnifying Party") covenant and agree to indemnify, defend, protect, and hold
 ------------------
harmless Sheffield and its Affiliates, successors and assigns (each in its capacity as an indemnified party, an "Indemnitee") at all times from and after
                                      ----------
the date of this Agreement from and against all Adverse Consequences incurred by such Indemnitee as a result of:

          (i) any breach of any representation or warranty of any of the Stockholders or the Company in this Agreement;

          (ii) any nonfulfillment or noncompliance by the Stockholders or the Company of any covenant or obligation thereof contained herein and which is within the direct or indirect control of such Stockholder or the Company;

          (iii) any Tax obligations and liabilities, (including, without limitation, all penalties, interest or fines and charges), due after the date hereof but (a) resulting from earnings, operations or other events respecting the Company for all periods up to the date hereof, or (b) incident to any Taxes imposed on the Company for any Taxable year or period that ends on or before the date hereof;

          (iv) any liabilities or claims asserted by any Person after the date hereof for personal injuries or property damages (including, without limitation, any indirect, consequential, or punitive damages) arising out of wrongful acts, negligence or strict liability for goods sold or services rendered by the Company prior to the date hereof;

          (v) the presence, emanation, migration, disposal, release or threatened release of any Hazardous Materials on, within, or to or from any of the properties presently or heretofore owned or leased by any of the Companies, their Affiliates, or any predecessor thereof or the violation or noncompliance by any of the Companies, their Affiliates, or any predecessor thereof with any Environmental, Health and Safety Law, rule or regulation relating to any of the Companies, their Affiliates or their predecessors;

          (vi) any liability, including attorney fees and defense costs, in defending or prosecuting the pending litigation among the Company and Darrell J. Thomas in the Collingsworth County, Texas District Court proceeding No. 6313;

          (vii) any liability to any person or governmental agency relating to or arising in any manner out of the ESOP Plan or the MR Plan;

          (viii) any liability to any person, entity or governmental agency relating to or arising in any manner out of the Company's association with any of the Subsidiaries or relating in any manner to the operations, assets, taxes, liabilities, or activities of any of the Subsidiaries; and/or,

          (ix) the Excluded Liabilities and any liability of the Company (except the liabilities identified in the Most Recent Financial Statements or stated in the Adjustment Schedule) relating to its operations, assets, employees, contracts, agreements, insurance plans, or employee benefit plans arising in whole or in part from any event or act occurring or omissions occurring before the date hereof (whether or not known to the Stockholders or the Company prior to the date hereof).

          7.2.    Indemnification by Sheffield.  Sheffield (in its capacity and
                  ----------------------------
on behalf of its successors and permitted assigns, as an indemnifying party, (an "Indemnifying Party") covenants and agrees to indemnify, defend, protect and
 ------------------
hold harmless each of the Stockholders (each in his or her capacity as an indemnified party, an "Indemnitee") at all times from and after the date of this
                       ----------
Agreement from and against all Adverse Consequences incurred by such Indemnitee as a result of:

            (i) any breach of any representation or warranty of Sheffield in this Agreement;

          (ii) any nonfulfillment or noncompliance by Sheffield of any covenant or obligation thereof contained herein and which is within the direct or indirect control of Sheffield;

          (iii) any Tax obligations and liabilities, (including, without limitation, all penalties, interest or fines and charges), due after the date hereof but (a) resulting from earnings, operations or other events respecting the Company for all periods after the date hereof, or (b) incident to any Taxes imposed on the Company for any Taxable year or period that ends after the date hereof;

          (iv) any liabilities or claims asserted by any Person after the date hereof for personal injuries or property damages (including, without limitation, any indirect, consequential, or punitive damages) arising out of wrongful acts, negligence or strict liability for goods sold or services rendered by the Company after the date hereof;

          (v) the presence, emanation, migration, disposal, release or threatened release of any Hazardous Materials on, within, or to or from any of the properties presently or hereafter owned or leased by the Company and occurring after the date hereof, or the violation or noncompliance by the Company with any Environmental, Health and Safety Law, rule or regulation relating to the Company after the date hereof; and/or (vi) any liability of the Company relating to its operations, assets, employees, contracts, agreements, insurance plans, or employee benefit plans arising in whole or in part from any event or act occurring or omissions occurring after the date hereof other than acts, events or omissions that continued after the date hereof but began prior to the date hereof.

            7.3.  Third Person Claims.
                  -------------------

          (i) Except with respect to claims with respect to any Taxes which are covered by SECTION 7.4, promptly after an Indemnitee has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third
                                                                          -----
Person") or the commencement of any action or proceeding by a Third Person, the
------
Indemnitee shall give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof.
The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently. Such Third Person claims may also be claims that are alleged but not proven and such claims (if any allegation reflects an event or occurrence that pre-dates the date of this Agreement) shall be included within the indemnification provided herein and, in such event, the Indemnified Party shall have no obligation to reimburse the Indemnifying Party for any successful defense of any such claims.

          (ii) If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnitee of its intention to do so, and the Indemnitee shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnitee's possession or control.

          (iii) Notwithstanding the foregoing, the Indemnitee shall have the right to participate in any matter through counsel of its own choosing at its own expense unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing Indemnitee, in which case the Indemnifying Party will reimburse the Indemnitee for the expenses of its counsel; provided that the Indemnifying Party's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like after consultation with the Indemnitee's counsel to the extent reasonable and practicable. After the Indemnifying Party has notified the Indemnitee of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnitee in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party or if there is a conflict of interest that entitles Indemnitee to reimbursement as provided above, in which events the Indemnitee shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses, out-of-pocket expenses and allocable share of employee compensation incurred in connection with such participation for any employee whose participation is so requested.

          (iv) If the Indemnifying Party desires, at his, her or its own expense, to accept a final and complete settlement of any such Third Person claim and the Indemnitee refuses to consent to such settlement, then the Indemnifying Party's

Liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnitee shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim.

          (v) If the Indemnifying Party does not undertake to defend such matter to which the Indemnitee is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnitee may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnitee may settle such matter, and the Indemnifying Party shall reimburse the Indemnitee for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnitee in connection therewith, provided, however, that under no circumstances shall the Indemnitee settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

          7.4.    Procedure for Tax Claims.  Whenever it is necessary to
                  ------------------------
allocate an item of income, gain, deduction, loss or credit to either a Taxable year or period that ends on or before the date hereof or a Taxable year or period that begins after the date hereof, rules consistent with those in Treasury Regulation Section 1-1502-76(b) shall be applied. Sheffield shall have the sole right to represent the interests of any Indemnitee (as defined in SECTION 7.1) in any Tax audit or administrative or court proceeding relating to any Taxable period, including without limitation Taxable periods ending on or before the date hereof, and to compromise, settle, or contest any Tax claims in connection therewith in its sole discretion.

          7.5.    Non-exclusive Remedy.  The rights and remedies of Sheffield,
                  --------------------
the Company, and the Stockholders under this SECTION 7 shall be non-exclusive and in addition to any other rights or remedies permitted by law or otherwise provided for herein.

          7.6.    No Circular Recovery.  The Stockholders agree that they will
                  --------------------
not make any claim for indemnification against either Sheffield or the Company by reason of the fact that he or she was a director, officer, employee, agent or other representative of the Company (whether such claim is for Adverse Consequences of any kind or otherwise and whether such claim is pursuant to any statute, charter, by-law, contractual obligation or otherwise) with respect to any claim for indemnification brought by Sheffield, the Company or their respective subsidiaries, Affiliates, successors or permitted assigns.

          7.7.    Right of Offset.  In addition to, and not in limitation of,
                  ---------------
Sheffield's right to receive payment of any indemnification obligations of the Stockholders and as set forth in SECTION 7.01, the Stockholders agree that, in the event the Stockholders are obligated pursuant to the provisions of this
ARTICLE VII to make any indemnification payments to Sheffield, it may deduct the amount of such indemnification payments from any amounts due from Sheffield to any or all of the Stockholders under the Notes.

          7.8.    Minimum Threshold.  No Indemnitee shall have the right to
                  -----------------
recover anything from an Indemnifying Party as otherwise provided in this
SECTION 7 until the aggregate amount of such claims exceeds $5,000; however, once indemnified claims exceed $5,000 the Indemnitee shall be entitled to recover all its indemnified claims (including the first $5,000) from the Indemnifying Party as otherwise permitted in this SECTION 7, provided further however, this minimum threshold shall not apply to expenses incurred by the Company or Sheffield in connection with the litigation described in SECTION 7.1(VI) above.

8.   Miscellaneous.
     -------------

          8.1.    No Third Party Beneficiaries.  This Agreement shall not confer
                  ----------------------------
any rights or remedies upon any Person other than Sheffield, the Company, the Stockholders and their respective heirs, legal representatives, successors and permitted assigns.

          8.2.    Entire Agreement.  This Agreement (including the documents
                  ----------------
referred to herein) constitutes the entire agreement among Sheffield, the Company and the Stockholders and supersede any prior understandings, agreements, or representations by or among them, written or oral, to the extent they relate in any way to the subject matter hereof.

          8.3.    Succession and Assignment. This Agreement shall be binding
                  -------------------------
upon and inure to the benefit of the parties named herein and their respective heirs, legal representatives, successors and permitted assigns.

          8.4.    Headings.  The section headings contained in this Agreement
                  --------
are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.5.    Notices.  All notices, requests, demands, claims, and other
                  -------
communications ("Notices") hereunder will be in writing.  Any Notice shall be
                 -------
deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth on the signature page of this Agreement.
Any party may send any Notice, using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such Notice shall be deemed to have been duly given unless and until it is actually is received by the intended recipient. Either party may change the address to which Notices are to be delivered by giving the other party notice in the manner herein set forth.

          8.6.    Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the domestic laws of the State of Oklahoma without giving effect to any choice or conflict of law provision or rule (whether of the State of Oklahoma or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Oklahoma. To the extent permitted by applicable law, any claim which results in a judgment in favor of one party against another arising in connection with this Agreement shall bear prejudgment interest at the prime rate of Citibank, N.A. from time to time in effect from the date such judgment is entered until paid.

          8.7.    Amendments and Waivers.  No amendment of any provision of this
                  ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any subsequent default, misrepresentation, or breach of warranty or covenant.

          8.8.    Severability.  Any term or provision of this Agreement that is
                  ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof.

          8.9.    Construction.  The parties have participated jointly in the
                  ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

          8.10.   Legal Fees.  If any legal proceeding is instituted to enforce
                  ----------
or interpret the provisions of this Agreement, the prevailing party(s) shall be entitled to recover its, his, her or their costs, including reasonable attorney fees and expert witness fees, from the other non-prevailing party(s) hereto.

          8.11.   Publicity.  No party shall issue any press release or
                  ---------
otherwise make any public statement with respect to the execution of, or the transactions contemplated by this Agreement without the prior written consent of the other parties, provided, however, that any party may make any public
                   --------  -------
disclosure it believes in good faith is required by law, rule or regulation of any governmental unit or agency or any stock exchange on which the securities of such party may be listed (in which case the disclosing party shall advise the other parties and provide them with a copy of the proposed disclosure and a reasonable opportunity to comment thereon prior to making the disclosure).

          8.12.   Counterparts.  This Agreement may be executed in one or more
                  ------------
counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.   Mediation.  Should a dispute arise between the parties hereto regarding the
     ---------
     terms and conditions of this Agreement or the intent thereof, all parties hereto agree to submit the matter to mediation and further agree that any agreements reached between the parties resulting from said mediation efforts, if any, shall be binding on all parties who were subject to such mediation. The Parties shall act in good faith in jointly agreeing on the selection of a qualified mediator who shall be selected within 20 days from the date of the notice from any Party hereto of the intent to pursue mediation. The charges of the mediation, including fees of the mediator, shall be borne 1/2 by Sheffield and 1/2 by the Stockholders, provided however such costs shall not include the Parties' legal counsel or other advisors. If the Parties are unable to locate a qualified mediator who can complete the mediation process within 21 days of his or her engagement, then the Parties may proceed to obtain such relief and avail themselves of such remedies as may otherwise be provided by law or by this Agreement. Nothing stated in this
     SECTION 9 shall limit or otherwise restrict any Parties' rights or remedies under this Agreement to the extent such disputes are not resolved by mediation as herein provided and nothing herein shall limit the right of either party to obtain injunctive relief for attempted or actual violations of obligations herein for which injunctive relief appears necessary.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

Sheffield Steel Corporation                Wellington Industries, Inc.


By: /s/ Robert W. Ackerman                 By: /s/ Dwain Marple
   ------------------------------          ----------------------------
   Robert Ackerman, President                 Dwain Marple, President

Address for notices to Sheffield:          Address for notices to Wellington:

P. O. Box 218                              P. O. Box 280
Sand Springs, Oklahoma  74063              Sand Springs, Oklahoma  74063




/s/ Dwain Marple                           /s/ Brenda Marple
----------------------------------         -------------------------
Dwain Marple                               Brenda Marple

Address for notices to Mr. Marple:         Address for notices to
                                           Mrs. Marple:

R.R. #3, Box 354                           R.R. #3, Box 354
Mannford, Oklahoma  74044                  Mannford, Oklahoma  74044



/s/ Rebecca Stiles
----------------------------------
Rebecca Stiles

Address for notices to Ms. Stiles:

300 Utopia Circle
South Merritt Island, Florida  32952